UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________________

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 31, 2019

ASPEN TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34630	04-2739697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Crosby Drive, Bedford, MA	01730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 221-6400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

We have entered into Amended and Restated Executive Retention Agreements, or Amended Agreements, with the following executive officers: Antonio J. Pietri, our President and Chief Executive Officer; Gary M. Weiss, our Chief Operating Officer; Karl E. Johnsen, our Senior Vice President and Chief Financial Officer; and Frederic G. Hammond, our Senior Vice President, General Counsel and Secretary.
Pursuant to the terms of each Amended Agreement with an executive, if no change in control (as defined) has occurred, and the executive's employment is terminated without cause or the executive resigns for good reason (which includes constructive termination, relocation, and a reduction in salary or benefits), the executive will be entitled to receive the following:

•	for 12 months (or, for Mr. Pietri, 18 months) following the date of termination, an amount equal to the executive’s base salary then in effect, payable on our normal payroll cycle over such period;

•
an amount equal to the executive’s total target bonus for the fiscal year, pro-rated for the portion of the fiscal year elapsed prior to termination, payable in equal installments with the base salary payments payable to the executive;

•
an amount equal to 12 times (or, for Mr. Pietri, 18 times) the excess of (a) the monthly premium payable by former employees for continued coverage under COBRA for the same level of coverage, including dependents, provided to the executive under our group health benefit plans in which the executive participates immediately prior to termination over (b) the monthly premium paid by active employees for the same coverage immediately prior to termination, payable in one lump sum;

•
an amount equal to the cost to the executive of providing life, disability and accident insurance benefits, payable in one lump sum, for a period of 12 months (or, for Mr. Pietri, a period of 18 months);

•	to the extent not already paid, any other amounts due to the executive under any other plan, program, policy or agreement, including any accrued vacation pay; and

•
outplacement services through one or more firms of the executive’s choosing, payable by us up to an aggregate amount of $45,000, which services will extend until the earlier of (a) 12 months (or, for Mr. Pietri, 18 months) following the date of termination, and (b) the date the executive secures full-time employment.

If within 12 months following a change in control, the executive's employment is terminated without cause or the executive resigns for good reason (which includes constructive termination, relocation, a reduction in salary or benefits, our failure to obtain an agreement from any of our successors to assume the executive’s Amended Agreement, any material breach by us of the executive’s Amended Agreement, and our failure to pay benefits when due), then the executive shall be entitled to receive the following:

•	the executive’s base salary and any accrued vacation pay through the date of termination, in each case to the extent not already paid, payable in one lump sum;

•
an amount equal to the sum of the executive’s base salary then in effect (or, for Mr. Pietri, 1.5 times his annual base salary then in effect) and the higher of the executive’s target bonus for (a) the then-prior fiscal year and (b) then-current fiscal year, payable in one lump sum;

•
an amount equal to 12 times (or, for Mr. Pietri, 18 times) the excess of (a) the monthly premium payable by former employees for continued coverage under COBRA for the same level of coverage, including dependents, provided to the executive under the our group health benefit plans in which the executive participates immediately prior to termination over (b) the monthly premium paid by active employees for the same coverage immediately prior to termination, payable in one lump sum;

•
an amount equal to the cost to the executive of providing life, disability and accident insurance benefits, payable in one lump sum for a period of 12 months (or, for Mr. Pietri, a period of 18 months);

•	to the extent not already paid, any other amounts due to the executive under any other plan, program, policy or agreement, payable in one lump sum;

•
full vesting of (a) all common stock options then held by the executive, which options may be exercised by the executive for a period of twelve months following the date of termination (subject to the original expiration date of such options), and (b) all restricted stock and restricted stock units then held by the executive, provided that vesting for awards that are subject to performance conditions will be based on assumed performance at the greater of (i) the executive’s target level and (ii) the level of performance achieved by the executive immediately prior to termination, as determined by our board of directors; and

•
outplacement services through one or more firms of the executive’s choosing, payable by us up to an aggregate amount of $45,000, which services will extend until the earlier of (a) 12 months (or, for Mr. Pietri, 18 months) following the date of termination, and (b) the date the executive secures full-time employment.

Each Amended Agreement with an executive provides that in the event the total payments or distributions received by the executive relating to termination of employment are subject to excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, the payments or distributions will be reduced to the extent such reduction will result in the executive retaining a larger amount, on an after-tax basis, than if the executive had received all of the payments or distributions in full, in each case first reducing or eliminating the portion of the payments that are not payable in cash and then by reducing or eliminating cash payments.
Each Amended Agreement terminates on the earliest to occur of (a) July 31, 2020, (b) the first anniversary of a change in control, and (c) our payment of all amounts due to the executive following a change in control. Each Amended Agreement is subject to automatic renewal on August 1 of each year, beginning August 1, 2020, unless we give notice of termination at least six months prior to the renewal date.
The foregoing description of the Amended Agreements is not intended to be complete and is qualified in its entirety by reference to the Amended Agreement with Mr. Pietri included as Exhibit 10.1 to this report and the form of Amended Agreement with each of Messrs. Weiss, Johnsen and Hammond included as Exhibit 10.2 to this report, each of which exhibits is incorporated in this report by reference.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                 Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description

10.1^	Amended and Restated Executive Retention Agreement dated January 31, 2019 entered into by Aspen Technology, Inc. and Antonio J. Pietri
10.2^	Form of Amended and Restated Executive Retention Agreement dated January 31, 2019 entered into between Aspen Technology, Inc. and each of Gary M. Weiss, Karl E. Johnsen and Frederic G. Hammond
_________
^    Management contract or compensatory plan or arrangement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN TECHNOLOGY, INC.

Date: February 1, 2019	By:	/s/ Frederic G. Hammond
Frederic G. Hammond
Senior Vice President, General Counsel and Secretary